Exhibit 3.2

RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NPC RESTAURANT HOLDINGS, LLC
(F/K/A NPC ACQUISITION HOLDINGS, LLC)

This RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of NPC Restaurant Holdings, LLC (f/k/a NPC Acquisition Holdings, LLC), a Delaware limited liability company (the "Company"), is made as of September 12, 2012, by NPC International Holdings, Inc., a Delaware corporation (the "Initial Member" and together with any party hereafter admitted as a member of the Company in accordance with the terms hereof, the "Members").

WHEREAS, the Company desires to restate the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 6, 2012 (collectively, as amended from time to time, the "Prior Agreement"), to reflect the change in the name of the Company from NPC Acquisition Holdings, LLC to NPC Restaurant Holdings, LLC.

NOW, THEREFORE, intending to be legally bound, the Member hereby agrees that the Prior Agreement is hereby restated in its entirety as follows:

1.           Formation of the Company. The Company was formed on January 25, 2006 upon the filing a certificate of formation (as amended from time to time, the "Certificate") with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the "Act").

2.           Term. The Company will have perpetual existence unless terminated in accordance with this Agreement.

3.           Name. The name of the Company will be "NPC Restaurant Holdings, LLC" or such other name that complies with applicable law as the Board of Managers may select from time to time.

4.           Purpose; Powers. The Company is organized for the objects and purposes of conducting through its subsidiaries a retail food business and such related and other businesses as may be permitted pursuant to one or more franchise or related agreements between its subsidiaries and Pizza Hut, Inc. and its affiliates in effect from time to time, and engaging in all such lawful transactions and business activities as may be determined from time to time by the Board of Managers which are not prohibited under the terms of any such agreements in effect from time to time. The Company will have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be lawfully exercised by limited liability companies under the Act.

5.           Offices. The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law.

6.           Members. The name and address of each Member of the Company are as set forth on Schedule I attached hereto. Schedule I attached hereto shall be amended from time to time to reflect the future admission of each additional or substitute Member.

7.           Board of Managers.

(a)           General. Except as otherwise required by the Act, the business and affairs of the Company shall be managed by or under the direction of a board of managers (the "Board of Managers"). The Board of Managers shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The authority of the Board of Managers over the conduct of the business affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act. The Board of Managers may delegate its duties to officers, agents or employees of the Company as the Board of Managers may deem appropriate from time to time. The actions of the Board of Managers taken in such capacity and in accordance with this Agreement shall bind the Company.

(b)           Managers. The individuals set forth on Schedule II shall be the initial members of the Board of Managers (who shall be referred to as "Managers"), each of whom shall serve in such capacity until his or her death, resignation or removal as herein provided, or until his or her successor has been designated or elected by the Members. The election or designation of Managers shall not be required at any regular frequency, but, instead, shall occur at such times as the Members holding a majority of the Units shall determine with respect to such Managers. From and after the date of this Agreement, the number of Managers to constitute the Board of Managers may be changed from time to time by resolution of the Board of Managers.

(c)           Meetings. Regular meetings of the Board of Managers may be held without notice at such times and places within or without the State of Delaware as shall from time to time be determined by resolution of the Board of Managers. Any business may be transacted at a regular meeting. Special meetings of the Board of Managers, either within or without the State of Delaware, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Secretary or any of the Managers.

(d)           Notice of Special Meetings.  Notice of each special meeting shall be given to each Manager by: (i) mailing at least five days before the meeting notice to such Manager by first class mail, postage prepaid, to such Manager’s residence or usual place of business, (ii) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such Manager’s residence or usual place of business, (iii) sending notice at least twenty-four hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such Manager for the purpose of receiving such communications, or (iv) delivering notice personally or by telephone at least twenty-four hours before the meeting; except that in the case of exigency, the Chairman of the Board or Chief Executive Officer of the Company may prescribe a shorter period for notice. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof.

(e)           Waiver of Notice. Whenever any notice is required to be given to any Manager under the provisions of this Agreement, a waiver thereof in writing signed by such Manager or a waiver by electronic transmission by the Manager, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting except where a Manager attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in any written waiver of notice or any waiver by electronic transmission.

(f)           Meetings by Conference Telephone or Similar Communications Equipment. Members of the Board of Managers, or any committee designated by the Board of Managers, may participate in a meeting of the Board of Managers or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(g)           Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers or any committee thereof may be taken without a meeting if all members of the Board of Managers or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Managers or committee.

(h)           Quorum; Voting Requirement. At all meetings of the Board of Managers, a majority of the total number of Managers shall constitute a quorum for the transaction of business.  The decision of a majority of the Managers present at a meeting of the Board of Managers at which a quorum is present shall be the act of the Board of Managers.

(i)           Vacancies and Newly Created Manager Positions. Vacancies and newly created Manager positions resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office, although less than a quorum, by the sole remaining Manager or by a vote of Members holding a majority of the Units.  Each Manager so chosen shall serve in such capacity until his or her death, resignation or removal as herein provided, or until his or her successor has been designated or elected by the Members.

(j)           Compensation of Managers. The Board of Managers may, by resolution, fix the compensation to be paid Managers for serving as Managers and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Managers and for reimbursement of expenses incurred by Managers in attending each meeting; provided that nothing herein contained shall be construed to preclude any Manager from serving the Company or its affiliates in any other capacity and receiving his or her regular compensation therefor.  Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

(k)           Resignation or Removal. Any Manager may resign at any time by giving written notice to that effect to the Company. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. The Members may, by a vote of Members holding a majority of the Units, remove, with or without cause, any one or more of the Managers.

(l)           Reliance. A member of the Board of Managers or any committee designated by the Board of Managers, shall be fully protected in the performance of such Manager's duties in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Managers, or by any other person as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

8.           Committees.

(a)           The Board of Managers may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Managers of the Company. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member.

(b)           Any such committee, to the extent provided in the resolution of the Board of Managers or in this Agreement, shall have and may exercise all of the powers and authority of the Board of Managers in the management of the business and affairs of the Company; but no such committee shall have the power or authority of the Board of Managers with respect to adopting an agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Members a dissolution of the Company or a revocation of a dissolution or designating a committee of the Board of Managers. Unless the resolution or this Agreement expressly so provide, no such committee shall have power or authority to declare a distribution or to authorize the issuance of Units.

(c)           All committees so appointed shall keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Managers.

(d)           Meetings and actions of committees shall be governed by, and held and taken in accordance with the provisions of: (i) Sections 8(c), (d) and (e) (Meetings; Notice of Special Meetings; Waiver of Notice); (ii) Section 8(f) (Meetings by Conference Telephone or Similar Communications Equipment); (iii) Section 8(g) (Action Without a Meeting); and (iv)  Section 8(h) (Quorum; Voting Requirements); with such changes in each case in the context of those provisions as are necessary to substitute the committee and its members for the Board of Managers and its members. Notwithstanding the foregoing: (x) the time of regular meetings of committees may be determined either by the Board of Managers or by the committee; (y) special meetings of committees may also be called by the Board of Managers; and (z) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

9.           Officers. The individuals set forth on Schedule III shall continue as the officers of the Company in the capacities set forth across from such individual's name thereon as of the date hereof. Thereafter, the Board of Managers may, from time to time, remove any officer and/or designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware or a Member. Any officers so designated shall have such authority and perform such duties as the Board of Managers may, from time to time, delegate to them. The Board of Managers may assign titles to particular officers. Unless the Board of Managers otherwise decides, if the title specified in Schedule III or assigned by the Board of Managers, as the case may be, is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Each officer shall hold office until such officer's successor shall be duly designated and shall qualify or until such officer's earlier death, resignation or removal by the Board of Managers. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Managers. Voting securities in any other entity held by the Company may be voted by THE Chief Executive Officer, the President or any Vice President, unless the Board of Managers specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

10.         Units and Capital Contributions.

(a)           The Initial Member holds 1,000 Units. The Members may, but shall not be required to, make additional contributions to the capital of the Company; provided, that, no additional contributions to the capital of the Company shall be made without the written consent of the Board of Managers. The Board of Managers shall maintain Schedule I, which shall set forth the number of Units owned by each Member, and amend it as necessary to reflect (i) any transfer of Units permitted hereunder and (ii) the issuance of any additional Units issued in connection therewith. Persons or entities hereafter admitted as additional Members of the Company shall make such contributions of cash, property or services to the Company as shall be determined by the Board of Managers at the time of each such admission. For the purposes of this Agreement, "Unit" means an interest of a Member in the Company representing a fractional part of the interests of all Members and having the rights and obligations specified with respect to such Units in this Agreement.

11.         Allocations of Profits and Losses; Capital Accounts. Except as may be required by the Internal Revenue Code of 1986, as amended, the Company's income, gains, losses and deductions and losses will be allocated among the Members pro rata in accordance with the number of outstanding Units held by each Member; provided that, in the event that the Company is not treated as a partnership for U.S. federal income tax purposes, no allocation of income, gains, losses and deductions shall be made pursuant to this Section 11. The Company shall maintain a separate capital account (the "Capital Accounts") for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property.

12.         Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Managers may determine. Distributions shall be made to Members pro rata in accordance with the number of outstanding Units held by each Member immediately prior to a distribution.

13.         Assignments. A Member may assign all or any portion of its Units only (i) with the consent of the remaining Members (if any), which consent may be given or withheld in each such Member's sole discretion, and (ii) upon such assignee's agreement in writing to be bound by the terms hereof. In addition, assignments of Units may be subject to, and the Board of Managers may require compliance with, the terms and conditions of one or more franchise or related agreements between subsidiaries of the Company and Pizza Hut, Inc. and its affiliates, and other agreements to which the Company or any such subsidiaries may be a party or subject, from time to time. Copies of the then-applicable assignment provisions in any such agreements will be made available to any Member upon reasonable request. Upon any such permitted assignment, the assignee will be admitted to the Company as a substitute Member.

14.         Dissolution. The Company will be dissolved and its affairs will be wound up and terminated only upon (i) the affirmative vote of each of the Members or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon dissolution, the Company will be liquidated in an orderly manner by the Members.

15.         Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager or officer.

16.         Amendments to Agreement. The terms and provisions of this Agreement may be modified or amended, or amended and restated with the written consent of the Members.

17.         Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws (and not the laws of conflicts) of the state of Delaware.

18.         Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, to the maximum extent permitted under the Act, none of the Members or any officers, directors, equityholders, partners, affiliates or representatives of the Members, nor any Managers, officers, affiliates or representatives of the Company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person, provided such act or omission does not constitute fraud, willful misconduct, or bad faith.

19.         Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses (including, without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 19 with respect to (a) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct or bad faith or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person's rights to indemnification or advancement of expenses hereunder or (ii) was authorized or consented to by the Members holding a majority of the Units. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 19. The rights to indemnification and the advancement of expenses conferred in this Section 19 shall be vested contract rights as of the commencement of the Covered Person's service. The Company hereby acknowledges that certain Covered Persons affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the "Institutional Indemnitors"). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Covered Person are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Person are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Covered Person in accordance with this Section 19 without regard to any rights the Covered Person may have against the Institutional Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the Covered Person with respect to any claim for which the Covered Person has sought indemnification from the Company shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Person against the Company.

20.         Creditors, Title to Company Assets. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its affiliates, and no creditor who makes a loan to the Company or any of its affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in profits, losses, distributions, capital or property other than as a secured creditor. The Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board of Managers may determine. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

21.         Entire Agreement. This Agreement contains the complete agreement among the Members concerning its subject matter and this Agreement supersedes and preempts any prior agreement among them (including the Prior Agreement), whether written or oral, concerning its subject matter.

*           *           *           *           *

IN WITNESS WHEREOF, the undersigned have executed this Restated Limited Liability Company Agreement as of the date first written above.

NPC INTERNATIONAL HOLDINGS, INC.

By:	/s/ James K. Schwartz
	Name:	James K. Schwartz
	Its:	President, Chief Executive Officer and Chief Operating Officer

Schedule I
to
Restated
Limited Liability Company Agreement
of
NPC Restaurant Holdings, LLC

Member	Units
NPC International Holdings, Inc. c/o Olympus Growth Fund V, L.P. One Station Place, 4th Floor Stamford, Connecticut 06902	1,000

Schedule II
to
Restated
Limited Liability Company Agreement
of
NPC Restaurant Holdings, LLC

Board of Managers

Evan Eason

Louis J. Mischianti

Robert Morris

Charles W. Peffer

Paul A. Rubin

James K. Schwartz

Schedule III
to
Restated
Limited Liability Company Agreement
of
NPC Restaurant Holdings, LLC

Initial Officers

James K. Schwartz	Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer

Troy D. Cook	Executive Vice President - Finance and Chief Financial Officer and Secretary